Exhibit 99.1

WisdomTree Announces Third Quarter 2012 Results

$1 billion of net inflows during quarter

Record revenues of $21.7 million, up 22% from year ago quarter

Record net income of $4.5 million, tripled from year ago quarter

New York, NY – (GlobeNewswire) – October 26, 2012 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $4.5 million for the third quarter of 2012, up from $1.4 million in the third quarter of 2011 and $0.1 million in the second quarter of 2012. Excluding non-operating expenses related to litigation, shareholder proxy and initial exchange listing fees, proforma operating income1 was $4.8 million for the third quarter of 2012, up from proforma operating income of $1.6 million in the third quarter of 2011 and $3.1 million in the second quarter of 2012.

WisdomTree CEO and President Jonathan Steinberg commented, “WisdomTree gathered $1 billion in net inflows and further bolstered our equity ETF offerings, launching a China-focused ETF and refining a European currency-hedged equity strategy during the quarter. At a time when many ETF sponsors are competing directly against each other in market capitalization-weighted, beta exposures, WisdomTree’s commitment to innovative, differentiated products has strengthened our competitive position in the industry.”

Mr. Steinberg continued, “We achieved record revenues and net income and continue to see the power of the operating leverage in our business model.”

Assets Under Management, Net Inflows and Market Share

ETF assets under management (“AUM”) were $16.8 billion at September 30, 2012, up from $11.2 billion at September 30, 2011 and $15.0 billion at June 30, 2012. Net inflows for the third quarter of 2012 were $1.0 billion compared to $0.2 billion in the third quarter of 2011 and $0.3 billion in the second quarter of 2012. WisdomTree’s market share of industry net inflows was 1.8% in the third quarter of 2012 as compared to 0.9% in the third quarter of 2011 and 1.6% in the second quarter of 2012.

For the nine months ended September 30, 2012, net inflows were $3.7 billion as compared to $3.1 billion for the comparable period in 2011. WisdomTree’s market share of industry net inflows was 2.8% as compared to 4.3% over the same period in the prior year.

[1]

Proforma operating income and other proforma amounts described below are non-GAAP financial measurements. Please see the section entitled “Non-GAAP Financial Measurements” for a reconciliation of these measurements to GAAP.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Sept. 30, 2012	Jun. 30, 2012	Sept. 30, 2011	Jun. 30, 2012	Sept. 30, 2011
Operating Highlights (in millions):
ETF AUM	$16,783	$15,004	$11,184	11.9%	50.1%
ETF net inflows	$1,036	$338	$179	206.5%	478.8%
Average ETF AUM	$15,769	$15,116	$12,762	4.3%	23.6%
Average ETF advisory fee	0.54%	0.54%	0.55%	—	(0.01)
Market share of industry inflows	1.8%	1.6%	0.9%	0.2	0.9

Financial Highlights (in thousands):
Total revenues	$21,661	$20,393	$17,736	6.2%	22.1%
Net income	$4,533	$129	$1,359	nm	233.6%
Proforma operating income (non-GAAP)	$4,752	$3,136	$1,582	51.5%	200.4%
Gross margin[2]	68%	67%	61%	1	7
Pre-tax margin	21%	1%	8%	20	13
Proforma pre-tax margin	22%	15%	9%	7	13

	Nine Months Ended Sept. 30,
	2012	2011	Change
Operating Highlights (in millions):
ETF AUM	$16,783	$11,184	50.1%
ETF net inflows	$3,673	$3,142	16.9%
Average ETF AUM	$15,051	$11,706	28.6%
Average ETF advisory fee	0.54%	0.55%	(0.01)
Market share of industry inflows	2.8%	4.3%	(1.5)

Financial Highlights (in thousands):
Total revenues	$61,224	$48,985	25.0%
Net income	$5,777	$2,203	162.2%
Proforma operating income (non-GAAP)	$9,741	$2,932	232.2%
Gross margin	66%	60%	6
Pre-tax margin	9%	5%	5
Proforma pre-tax margin	16%	6%	10

Recent Business Developments

•

Effective as of the close of business August 29, 2012, the WisdomTree International Hedged Equity Fund was renamed the WisdomTree Europe Hedged Equity Fund (HEDJ) and implemented a revised investment strategy.

[2]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

•	On September 19, 2012, WisdomTree announced the launch of the WisdomTree China Dividend ex-Financials Fund (CHXF).

•	On October 8, 2012, WisdomTree announced the appointment of Gregory Barton as Chief Operating Officer.

•	On October 19, 2012, WisdomTree announced the closure of three ETFs representing approximately 0.15% of AUM.

Early Expiration of Joint Venture with Bank of NY Mellon

In 2008, we entered into a mutual participation agreement with Mellon Capital Management Corporation and The Dreyfus Corporation (BNY Mellon) in which we agreed to collaborate in developing currency and fixed income ETFs under the WisdomTree Trust. Under the agreement, we contributed our expertise in operating the ETFs, sales, marketing and research, and BNY Mellon contributed sub-advisory, fund administration and accounting services for these collaborated ETFs. All third-party costs and profits and losses are shared equally. This agreement was to expire in March 2013. If this agreement were to expire, we would be required to contract separately with BNY Mellon, or pay another third party to provide for these services.

WisdomTree and BNY Mellon have agreed to the early expiration of this agreement, which will now end on December 31, 2012. Under the new arrangement, BNY Mellon will continue to serve as portfolio manager to these ETFs under more traditional sub-advisory economic terms, which is expected to result in improved gross margins on these ETFs at current asset levels.

Performance

74% of the $14.1 billion invested in our 35 equity ETFs on September 30, 2012 were in funds that, since their respective inceptions, outperformed their capitalization-weighted or competitive benchmarks through that date. 66%, or 23 of our 35 equity ETFs, outperformed their capitalization-weighted or competitive benchmarks since their respective inception through September 30, 2012. For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Third Quarter Financial Discussion

Revenues

Total revenues increased 22.1% to a record $21.7 million as compared to the third quarter of 2011 and 6.2% compared to the second quarter of 2012 primarily due to higher average AUM. Our average fee earned was 0.54% in the third quarter compared to 0.55% in the third quarter of 2011 due to the change in mix of our ETFs. Our average fee was unchanged compared to the second quarter of 2012.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 68% in the third quarter of 2012 as compared to 61% in the third quarter of 2011 and 67% in the second quarter of 2012. This increase in gross margin was primarily due to higher average AUM as well as the change in mix of AUM.

Our pre-tax margin was 21% in the third quarter of 2012 as compared to 8% in the third quarter of 2011 and 1% in the second quarter of 2012. Excluding non-operating expenses, proforma pre-tax operating margin was 22% in the third quarter of 2012 as compared to 9% in the third quarter of 2011 and 15% in the second quarter of 2012.

Expenses

Total expenses increased 4.6% to $17.1 million from $16.4 million in the third quarter of 2011 and decreased 15.5% from $20.3 million in the second quarter of 2012. Excluding non-operating expenses, expenses increased 4.7% compared to the third quarter of 2011 and decreased 2.0% compared to the second quarter of 2012.

	Three Months Ended			Change from
	Sept. 30,	Jun. 30,	Sept. 30,	Jun. 30,	Sept. 30,
(in thousands)	2012	2012	2011	2012	2011
Total expenses	$17,128	$20,264	$16,377	(15.5%)	4.6%
Patent litigation expenses	(1,468)	(821)	—
Insurance reimbursement	1,249	1,012	—
ETF shareholder proxy expenses	—	(3,198)	—
Initial exchange listing expenses	—	—	(223)

Proforma operating expenses (non-GAAP)	$16,909	$17,257	$16,154	(2.0%)	4.7%

•

Compensation and benefits expense increased 12.8% to $5.7 million compared to the third quarter of 2011. This increase was primarily due to higher stock based compensation expense due to equity awards granted to our employees as part of their 2011 year end incentive compensation, higher accrued incentive compensation, as well as costs associated with higher headcount. Our headcount at the end of the third quarter of 2012 was 70 compared to 64 at the third quarter of 2011.

Compensation and benefits expense increased 4.7% compared to the second quarter of 2012 primarily due to higher accrued incentive compensation.

•

Fund management and administration expenses increased 11.3% to $5.7 million compared to the third quarter of 2011. Higher average AUM resulted in a $0.3 million increase in portfolio management, fund administration and accounting, index licensing and distribution fees. This expense also increased due to additional ETFs we launched during the period. We had 49 ETFs at the end of the third quarter of 2012 compared to 47 at the end of the third quarter of 2011.

Fund management and administration expenses increased 1.9% compared to the second quarter of 2012 primarily due to higher average AUM and higher printing costs due to an increase in the number of holders of our ETFs. Partly offsetting this increase was a decrease in security movement fees as a result of the WisdomTree international and emerging market ETFs annual rebalancing occurring in the second quarter of 2012.

•

Marketing and advertising remained essentially unchanged at $0.9 million compared to the third quarter of 2011. This expense decreased 44.3% compared to the second quarter of 2012 primarily due to lower levels of advertising related activities.

•

Sales and business development expenses decreased 12.9% to $0.8 million compared to the third quarter of 2011 primarily due to lower levels of new product development related activities. This expense was essentially unchanged compared to the second quarter of 2012.

•

Professional and consulting fees increased 4.4% to $1.3 million compared to the third quarter of 2011 primarily due to executive recruiting fees related to the recruitment of our new chief operating officer as well as higher accounting and legal fees as a result of becoming a fully reporting, exchange-listed company. This expense declined 6.9% compared to the second quarter of 2012 primarily due to lower variable stock based compensation.

•

Occupancy, communication and equipment expense increased 29.9% to $0.4 million compared to the third quarter of 2011. Beginning in the second quarter, we began occupying office space we had previously sub-leased to a third party. This expense was essentially unchanged compared to the second quarter of 2012.

•

Third-party sharing arrangements expense decreased 33.4% to $1.2 million compared to the third quarter of 2011 and decreased 2.8% compared to the second quarter of 2012 primarily due to lower AUM in our currency and international fixed income ETFs subject to the profit sharing arrangements with BNY Mellon.

•

Other expenses increased 20.8% to $0.9 million compared to the third quarter of 2011 and 15.6% compared to the second quarter of 2012 primarily due to higher general and administrative expenses as well as public company related expenses.

•

ETF shareholder proxy – We have completed our ETF shareholder proxy and did not incur any additional expenses related to the proxy solicitation of the WisdomTree ETF shareholders during the third quarter.

•

Litigation and Insurance Reimbursement –We incurred approximately $1.5 million in expenses in the third quarter of 2012 related to our patent infringement lawsuit. We have recognized a $1.3 million reimbursement from our insurance carrier for a net expense of $0.2 million in the third quarter of 2012.

•	We incurred $0.2 million in advisory expenses in the third quarter of 2011 related to listing our common stock on NASDAQ.

Year-to-date Results

Total revenues increased 25.0% to $61.2 million for the nine months ended September 30, 2012 as compared to the same period in 2011. This increase was due to higher average AUM, which increased 28.6%, primarily due to $3.7 billion of ETF net inflows. Our average fee decreased to 0.54% from 0.55% due to a change in mix of our AUM.

Total expenses increased 18.5% to $55.4 million over the comparable period. Excluding non-operating expenses related to our patent litigation, ETF shareholder proxy and initial exchange listing, expenses increased 11.8% to $51.5 million from $46.1 million. This increase was primarily due to higher compensation and benefits related expenses due to higher accrued incentive compensation, stock based compensation, payroll taxes and expenses associated with higher headcount; higher fund management and administration expenses due to higher average asset balances; higher professional fees as a result of becoming a fully reporting public company as well as higher variable stock based compensation granted to non-employees; and higher marketing, advertising, sales and business development expenses to support our growth.

Balance Sheet

As of September 30, 2012, WisdomTree had total assets of $60.8 million which consisted primarily of cash and cash equivalents of $39.6 million and investments of $9.4 million. The Company has no debt. There were approximately 125.1 million shares of common stock issued as of September 30, 2012. Fully diluted weighted average shares outstanding were 138.5 million for the three months ended September 30, 2012.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 26, 2012 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business;

•	the effect of laws and regulations that apply to our business; and

•	our views on litigation to which we are subject.

Our business is subject to many risks and uncertainties, including without limitation:

•

We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•

Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•

Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•

We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•

We derive a substantial portion of our revenue from a limited number of products and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•

We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

•

We are currently, and may from time to time in the future be, involved in legal proceedings that could require significant management time and attention, possibly resulting in significant expense or in an unfavorable outcome, which could have a material adverse effect on our business, financial conditions, results of operations and cash flows.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 49 ETFs across Equities, Currency Income, Fixed Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $16.7 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiaries WisdomTree Asset Management, Inc. and WisdomTree Retirement Services, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust. WisdomTree Retirement Services, Inc. supports the use of the WisdomTree ETFs in retirement plans by financial professionals.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

This press release is not, and shall not constitute, an offer to sell or the solicitation of an offer to buy any of our securities, nor shall there be any sale of any of our securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2012	Jun. 30, 2012	Sept. 30, 2011	Jun. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011	% Change
Revenues
ETF advisory fees	$21,440	$20,230	$17,554	6.0%	22.1%	$60,645	$48,341	25.5%
Other income	221	163	182	35.6%	21.4%	579	644	-10.1%

Total revenues	21,661	20,393	17,736	6.2%	22.1%	61,224	48,985	25.0%
Expenses
Compensation and benefits	5,734	5,477	5,085	4.7%	12.8%	17,068	14,912	14.5%
Fund management and administration	5,671	5,567	5,093	1.9%	11.3%	16,677	14,991	11.2%
Marketing and advertising	862	1,548	911	-44.3%	-5.4%	3,736	3,240	15.3%
Sales and business development	831	842	954	-1.3%	-12.9%	2,533	2,612	-3.0%
Professional and consulting fees	1,305	1,401	1,250	-6.9%	4.4%	3,815	3,193	19.5%
Occupancy, communication and equipment	374	375	288	-0.3%	29.9%	1,050	846	24.1%
Depreciation and amortization	79	75	68	5.3%	16.2%	225	200	12.5%
Third party sharing arrangements	1,194	1,229	1,794	-2.8%	-33.4%	4,168	4,434	-6.0%
Other	859	743	711	15.6%	20.8%	2,211	1,625	36.1%
ETF shareholder proxy	—	3,198	—	n/a	n/a	3,264	—	n/a
Litigation, net	219	(191)	—	n/a	n/a	700	—	n/a
Exchange listing	—	—	223	n/a	n/a	—	729	n/a

Total expenses	17,128	20,264	16,377	-15.5%	4.6%	55,447	46,782	18.5%

Income before provision for income taxes	4,533	129	1,359	n/a	233.6%	5,777	2,203	162.2%
Provision for income taxes	—	—	—			—	—

Net income	$4,533	$129	$1,359	n/a	233.6%	$5,777	$2,203	162.2%

Net income per share - basic	$0.04	$0.00	$0.01			$0.05	$0.02
Net income per share - diluted	$0.03	$0.00	$0.01			$0.04	$0.02
Weighted average common shares - basic	123,214	121,920	114,238			121,445	113,886
Weighted average common shares - diluted	138,458	138,477	136,075			137,878	135,615

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2012	Jun. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Revenues
ETF advisory fees	$21,440	$20,230	$17,554	$60,645	$48,341
Other income	221	163	182	579	644

Total revenues	21,661	20,393	17,736	61,224	48,985
Operating expenses
Compensation and benefits	5,734	5,477	5,085	17,068	14,912
Fund management and administration	5,671	5,567	5,093	16,677	14,991
Marketing and advertising	862	1,548	911	3,736	3,240
Sales and business development	831	842	954	2,533	2,612
Professional and consulting fees	1,305	1,401	1,250	3,815	3,193
Occupancy, communication and equipment	374	375	288	1,050	846
Depreciation and amortization	79	75	68	225	200
Third party sharing arrangements	1,194	1,229	1,794	4,168	4,434
Other	859	743	711	2,211	1,625

Total proforma operating expenses	16,909	17,257	16,154	51,483	46,053

Proforma operating income	4,752	3,136	1,582	9,741	2,932
ETF shareholder proxy	—	3,198	—	3,264	—
Litigation, net	219	(191)	—	700	—
Exchange listing	—	—	223	—	729

Income before provision for income taxes	4,533	129	1,359	5,777	2,203
Provision for income taxes	—	—	—	—	—

Net income	$4,533	$129	$1,359	$5,777	$2,203

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,603	$25,630
Accounts receivable	9,384	5,625
Other current assets	1,783	1,601

Total current assets	50,770	32,856
Fixed assets, net	554	597
Investments	9,412	9,056
Other noncurrent assets	56	58

Total assets	$60,792	$42,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$9,299	$10,035
Compensation and benefits payable	3,235	4,168
Accounts payable and other liabilities	3,608	2,360

Total current liabilities	16,142	16,563
Other noncurrent liabilities	48	151

Total liabilities	16,190	16,714

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: issued: 125,081 and 116,703 outstanding: 123,556 and 115,392	1,251	1,167
Additional paid-in capital	176,635	163,747
Accumulated deficit	(133,284)	(139,061)

Total stockholders’ equity	44,602	25,853

Total liabilities and stockholders’ equity	$60,792	$42,567

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities
Net income	$5,777	$2,203
Non-cash items included in net income:
Depreciation and amortization	225	200
Stock-based compensation	5,903	5,427
Deferred rent	(106)	(115)
Accretion to interest income and other	89	79
Changes in operating assets and liabilities:
Accounts receivable	(3,759)	(912)
Other assets	(185)	(510)
Fund management and administration payable	(736)	3,152
Compensation and benefits payable	(933)	(651)
Accounts payable and other liabilities	1,251	556

Net cash provided by operating activities	7,526	9,429

Cash flows from investing activities
Purchase of fixed assets	(182)	(84)
Purchase of investments	(6,098)	(5,833)
Proceeds from the redemption of investments	5,657	5,116

Net cash (used in) investing activities	(623)	(801)

Cash flows from financing activities
Net proceeds from sale of common stock	4,329	—
Shares repurchased	(1,169)	(2,130)
Proceeds from exercise of stock options	3,910	321

Net cash provided by/(used in) financing activities	7,070	(1,809)

Net increase in cash and cash equivalents	13,973	6,819
Cash and cash equivalents - beginning of period	25,630	14,233

Cash and cash equivalents - end of period	$39,603	$21,052

Supplemental disclosure of cash flow information
Cash paid for income taxes	$29	$12

Non-cash investing and financing activities: Cashless exercise of stock options	$—	$391

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Total ETFs (in millions)
Beginning of period assets	15,004	15,691	12,934	12,182	9,891
Inflows/(outflows)	1,036	338	179	3,673	3,142
Market appreciation/(depreciation)	743	(1,025)	(1,929)	928	(1,849)

End of period assets	16,783	15,004	11,184	16,783	11,184

Average assets during the period	15,769	15,116	12,762	15,051	11,706
ETF Industry and Market Share (in billions)
ETF industry net inflows	58.4	20.7	20.9	132.3	73.7
WisdomTree market share of industry inflows	1.8%	1.6%	0.9%	2.8%	4.3%
International Developed Equity ETFs (in millions)
Beginning of period assets	2,846	2,964	2,867	2,407	2,311
Inflows/(outflows)	(58)	137	57	381	565
Market appreciation/(depreciation)	108	(255)	(423)	108	(375)

End of period assets	2,896	2,846	2,501	2,896	2,501

Average assets during the period	2,859	2,853	2,722	2,798	2,680
Emerging Markets Equity ETFs (in millions)
Beginning of period assets	5,430	5,594	3,988	3,613	3,780
Inflows/(outflows)	736	462	102	2,596	506
Market appreciation/(depreciation)	376	(626)	(860)	333	(1,056)

End of period assets	6,542	5,430	3,230	6,542	3,230

Average assets during the period	5,915	5,398	3,719	5,365	3,733
US Equity ETFs (in millions)
Beginning of period assets	4,094	4,275	2,612	3,429	2,057
Inflows/(outflows)	363	(113)	241	815	668
Market appreciation/(depreciation)	183	(68)	(330)	396	(202)

End of period assets	4,640	4,094	2,523	4,640	2,523

Average assets during the period	4,393	4,101	2,528	4,161	2,352
Currency ETFs (in millions)
Beginning of period assets	769	881	1,896	950	1,179
Inflows/(outflows)	(129)	(82)	(566)	(315)	87
Market appreciation/(depreciation)	14	(30)	(136)	19	(72)
Reclass to Int'l Fixed Income

End of period assets	654	769	1,194	654	1,194

Average assets during the period	694	828	1,786	819	1,599
International Fixed Income ETFs (in millions)
Beginning of period assets	1,698	1,735	1,379	1,506	564
Inflows/(outflows)	148	(8)	280	301	1,057
Market appreciation/(depreciation)	58	(29)	(166)	97	(128)
Reclass from Currency

End of period assets	1,904	1,698	1,493	1,904	1,493

Average assets during the period	1,749	1,716	1,780	1,697	1,218
Alternative Strategy ETFs (in millions)
Beginning of period assets	167	242	192	277	—
Inflows/(outflows)	(24)	(58)	65	(105)	259
Market appreciation/(depreciation)	4	(17)	(14)	(25)	(16)

End of period assets	147	167	243	147	243

Average assets during the period	159	220	227	211	124
Average ETF assets during the period
Emerging markets equity ETFs	38%	36%	29%	36%	32%
US equity ETFs	28%	27%	20%	28%	20%
International developed equity ETFs	18%	19%	22%	19%	23%
International fixed income ETFs	11%	11%	14%	11%	10%
Currency ETFs	4%	6%	14%	5%	14%
Alternative strategy ETFs	1%	1%	1%	1%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.95%	0.95%	0.95%	—
Emerging markets equity ETFs	0.67%	0.66%	0.69%	0.67%	0.70%
International fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
International developed equity ETFs	0.54%	0.54%	0.54%	0.54%	0.54%
Currency ETFs	0.50%	0.50%	0.49%	0.50%	0.49%
US equity ETFs	0.35%	0.35%	0.34%	0.35%	0.34%

Blended total	0.54%	0.54%	0.55%	0.54%	0.55%

Number of ETFs - end of the period
International developed equity ETFs	18	18	18	18	18
US equity ETFs	12	12	12	12	12
Currency ETFs	7	7	9	7	9
International fixed income ETFs	5	5	2	5	2
Emerging markets equity ETFs	5	4	4	5	4
Alternative strategy ETFs	2	2	2	2	2

Total	49	48	47	49	47

Headcount	70	66	64	70	64

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma operating income, proforma expenses and proforma pre-tax operating margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items. We consider the costs associated with (1) our patent litigation with Research Affiliates LLC (including the impact of insurance reimbursements); (2) expenses for the WisdomTree ETF shareholder proxy solicitation; and (3) advisory costs related to the preparation of our Form 10 for the initial listing of our common stock on NASDAQ as non-operating items. Management excludes these costs when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2012	2012	2011	2012	2011
GAAP total expenses	$17,128	$20,264	$16,377	$55,447	$46,782
Less ETF shareholder proxy	—	(3,198)	—	(3,264)	—
Less patent litigation	(219)	191	—	(700)	—
Less initial exchange listing	—	—	(223)	—	(729)

Proforma operating expenses	$16,909	$17,257	$16,154	$51,483	$46,053

GAAP net income	$4,533	$129	$1,359	$5,777	$2,203
Add ETF shareholder proxy	—	3,198	—	3,264	—
Add patent litigation	219	(191)	—	700	—
Add initial exchange listing	—	—	223	—	729

Proforma operating income	$4,752	$3,136	$1,582	$9,741	$2,932

GAAP net income	$4,533	$129	$1,359	$5,777	$2,203
Divide GAAP total revenue	21,661	20,393	17,736	61,224	48,985

GAAP pre-tax margin	20.9%	0.6%	7.7%	9.4%	4.5%

Proforma pre-tax net income	$4,752	$3,136	$1,582	$9,741	$2,932
Divide GAAP total revenue	21,661	20,393	17,736	61,224	48,985

Proforma pre-tax operating margin	21.9%	15.4%	8.9%	15.9%	6.0%